Exhibit 10.9.1(d)
                             PARTICIPATION AGREEMENT
                                    TERM LOAN

                                   PARI PASSU

       PARTICIPATION AGREEMENT dated August 28, 2001, among VERAL & CO., L.L.C., New York Limited Liability Company with a principal place of business at 100 Minnisink Road, Shorthills, New Jersey 07078, (hereinafter referred to as "Participant") and FRESHSTART VENTURE CAPITAL CORP., a New York corporation having its principal place of business at 437 Madison Avenue, 38th Floor, New York, N.Y. 10022 (hereinafter referred to as "Lender").

                                   WITNESSETH

       WHEREAS, FRESHSTART VENTURE CAPITAL CORP. entered into a loan transaction on August 28, 2001 with SmartPros, Ltd. (hereinafter referred to as "Borrower") which such loan was evidenced by a note, security agreement and related loan documents (hereinafter referred to as the "Documents") all of even date therewith, pursuant to which transaction Lender will make, or has made, a loan of $500,000.00 to the Borrower (hereinafter referred to as the "Loan"); and

                          NOW, THEREFORE, IT IS AGREED:

       1. A. The Participant hereto irrevocably agrees to participate in the Loan in the amount of $50,000.00 or 10% of the Loan (hereinafter referred to as "Participation Percentage") as a result of which Lender's unparticipated share shall be $450,000.00 or 90% of the Loan (hereinafter referred to as "Loan Percentage"). The Participant shall earn an interest rate of Prime plus Five Percent subject to collection, as per the terms of the subject promissory note, and the terms and conditions outlined below.

              B. The Participant agrees to deliver to Lender its certified check or equivalent good funds for its respective share of the amount of the Loan promptly upon demand prior to the closing.

       2. A. The Participant shall own a pari passu fractional interest in the Loan, in its respective Participation Percentage, and in all documents, instruments and collateral issued by the Borrower (referred to as "Obligor") to Lender, and in all payments made thereon and in any recoveries or distributions in connection therewith.

              B. Any payments, in whole or in part, or recoveries shall be applied to the respective participant's share of the loan on a pari passu basis.

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              C.     All  collections  received  shall be  applied  first to the payment of all costs and expenses incurred in effecting such Collections (including, without limitation, any costs, expenses, attorney's fees and charges relating to the Obligations, in such amount and/or order as Lender elect in its sole discretion, such Collections to be first retained and applied by lender until repayment in full of the principal of and interest on Lender's share in all such Obligations and, after termination of the Financing Agreements, any surplus to be remitted to Junior Participant to the extent legally permissible.

       3. Lender shall service and enforce the Loan and in so doing shall exercise due care. Neither Lender, not its officers, employees, and attorneys shall be liable except for fraud or willful misconduct. Lender does not make and has not made any warranty or representation, express or implied, with respect to the Loan, the existing or future solvency or financial worth of the Obligors, or the ability of the Borrower to repay the Loan, or with respect to the Loan Agreement or any other document or instrument received by lender in connection with the Loan. All information, data, projections and other material heretofore supplied to Lender by or on behalf of the Borrower, all of which Lender believes to be substantially true and correct, but lender has not made and does not make any representations or warranties with respect thereto. The Participants have had an opportunity to make and have made such investigation as they deem necessary under the circumstances.

       4. Promptly within fifteen (15) days upon final clearance of any payments received by Lender on account of the Loan, Lender shall (except as modified in Paragraph 2 above) distribute the same to the Participant in accordance with its Participation Percentage. Promptly upon receipt of any financial statements, notices or communications or reports of the Borrower, Lender shall forward copies of same to the Participants.

       5. Lender shall act as principal for itself and as agent for the Participant in all matters dealing with the service of the Loan, and as trustee solely for purposes of collecting and distributing the amounts received by it. Lender's record shall, at all times, reflect the participation of the Participants in accordance with their Participation Percentage.

       6. There shall be required written notice to the Participant to do any of the following:

              A. Consent to or permit any substitution, withdrawal or release of any collateral or other security securing the payment of the Loan except in accordance with the terms of the Notes and Agreements and other related documents.

              B. Amend or modify the terms of the Notes and the Loan Agreement. Lender shall take such appropriate legal action for the enforcement thereof as Lender deems advisable in its sole discretion, upon notice to the Participant.

       7. All expenses including, but not limited to, counsel fees and court costs

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paid or  incurred  by Lender in any such  action  shall be borne by the  parties hereto in proportion to their respective Participation Percentage and Lender Percentage, at the time of default in consideration of the participation interest. Payment shall be made by the Participant within five (5) days after receipt of notice from Lender of its pro rata share. Any such payment not made shall accrue interest at the interest rate applicable to the loan. Said payment and interest shall be deducted by Lender from the next payment(s) due said Participant hereunder or out of any recoveries.

       8. Lender shall have full and complete authorization and shall not be liable to the Participants for any action taken or suggested by it hereunder in good faith and in accordance with the option of counsel provided it has complied with the requirement of notice hereunder.

       9. The parties hereto may sell their respective shares of the Loan among themselves at any price agreed between the buyer and seller. The parties hereto shall not sell their respective shares of the Loan to one not a party hereto, unless offered in writing irrevocably for at least fifteen (15) days to the other parties hereto at the same price and terms. Any such offer may be accepted by written notice given within the offered period to the other party. In the event that Lender sells additional participation's so that the total Participation percentages is equal to 100%, or, in the event Lender for any reason is unable to service the loan and perform the duties set forth herein, Lender, in such event, agrees to execute all necessary documents and instruments to place legal title to the Loan in the name of the Substitute Lender. In the event of this assumption of duties by and transfer of title to the Substitute Lender, Lender shall have not further liability or obligation hereunder for the servicing of the loan.

       10. Any notice required hereunder shall be sent certified mail, return receipt requested, or registered mail, to the address of the party set forth herein or as otherwise designated in writing. In the event consent is required hereunder then the failure of a party to respond in writing to Lender within ten
(10) days of the date of mailing by Lender shall be deemed consent to the action.

       11. This agreement has been entered into in New York, and shall be construed in accordance with and governed by the laws of the state of New York.

       12. This agreement may be executed in any number of counterparts at one time or at different times, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this agreement by signing any such counterpart, and this agreement shall be deemed executed as of the date first above written.

       13. This agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

       14. This agreement embodies the entire agreement and understanding between the

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parties and supersedes all prior agreements and  understandings  relating to the subject matter hereof.

       15. Any and all disputes, differences or controversies arising out of, under, or in connection with this agreement or the breach thereof, shall be submitted to arbitration to be held in new York under the rules and regulations of the American Arbitration Association, and all of the parties hereto agree to be bound by the determination of the arbitrators.

       IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and the year first above written.

                                         FRESHSTART VENTURE CAPITAL CORP.



                                         ---------------------------------------
                                         By:


                                         VERAL & CO., L.L.C.


                                         /s/ Allen S. Green
                                         ---------------------------------------
                                         By: Allen S. Green, President